United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

May 22, 2013

Date of Report

OAK RIDGE MICRO-ENERGY, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 18, 2013, we filed an 8-KA-4 Current Report with the Securities and Exchange Commission that included financial statements of Carbon Strategic Pte Ltd., a Singapore corporation, which we acquired on October 8, 2012 (“Carbon Strategic”).  The Carbon Strategic financial statements were for the three months ended September 30, 2012, and 2011, and the period from inception (October 8, 2008) to September 30, 2012; and for the fiscal years ended June 30, 2012, and 2011, and for the period from inception (October 8, 2008) through June 30, 2012.  We also filed our 10-K Transition Report for the transition period ended December 31, 2012, on April 24, 2013, and our 10-Q Quarterly Report for the quarter ended March 31, 2013, on May 15, 2013, with the financial statements that were prepared and included in all of these filings accounting for the Carbon Strategic transaction using the acquisition method rather than recapitalization rules, resulting in differences in reported amounts of intangible assets, liabilities and expenses.  We concluded on May 23, 2013, that these financial statements should not to be relied upon.  We do not have an audit committee.  These matters were discussed with our accountants and our independent auditors by our Board of Directors and our legal counsel on May 22, 2013, following discussions with a representative of the Securities and Exchange Commission.  We intend to amend the reports and the applicable financial statements as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE MICRO-ENERGY, INC.

Date:	May 24, 2013	By:	/s/ Mark Meriwether
Mark Meriwether
Vice President and Director